                                                                      EXHIBIT 25

                                                          Securities Act of 1933
                                                          Registration No. _____
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
               UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED,
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

           CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY PURSUANT
                        TO SECTION 305 (b)(2)     X
                                               -------

                                ----------------

                     CORESTATES BANK, NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its Charter)

Broad and Chestnut Streets
Philadelphia, Pennsylvania 19101                         23-0972337
(Address of Principal Executive Offices)    (I.R.S. Employer Identification No.)

                             CoreStates Bank, N.A.
                       Attn:  Office of Resident Counsel
                           Broad and Chestnut Streets
                             Philadelphia, PA 19101
                                 (215) 973-3810
           (Name, address, and telephone number of agent for service)

                                ----------------

                              WACHOVIA CORPORATION
              (Exact name of Obligor as specified in its charter)

    NORTH CAROLINA                                     56-1473727
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                ----------------

       301 NORTH MAIN STREET
    WINSTON-SALEM, NORTH CAROLINA                        27150
(Address of principal executive offices)               (Zip Code)

                                ----------------

      191 PEACHTREE STREET, N.E.
          ATLANTA, GEORGIA                               30303
(Address of principal executive offices)               (Zip Code)

                                ----------------

                     SUBORDINATED DEBT SECURITIES IN SERIES
                        (Title of Indenture Securities)

- --------------------------------------------------------------------------------

Item 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervisory authority to which it is subject.

                            The Office of the Comptroller of the Currency, Washington, D.C. 20220.

                            Federal Reserve Bank of Philadelphia, Pennsylvania 19105.

                            The Board of Governors of the Federal Reserve System, Washington, D.C. 20551.

                            Federal Deposit Insurance Corporation, Washington, D.C. 20429.

          (b)     Whether is it authorized to exercise corporate trust powers.

                            The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With The Obligor. If the obligor is an affiliate of the Trustee, describe each such affiliation.

                            None.

Item 13.  Defaults By The Obligor.

          (a) State whether there is or has been a default with respect to the securities under the indenture. Explain the nature of any such default.

                            None.

          (b) If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of such default.

                            None.


                                     2 of 4

Item 15.         Foreign Trustee

                          Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                          Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as part of this statement of eligibility.

         (1) Copy of Articles of Association of the trustee as now in effect.*
         (2) Copy of the certificate of authority of the trustee to commence business.*
         (3) Copy of authorization of the trustee to exercise corporate trust powers.*
         (4)     Copy of existing Bylaws of the trustee.*
         (5) Copy of Indenture referred to in Item 4, if the obligor is in default. Not applicable.
         (6) The consents of the United States institutional trustees required by Section 321(b) of the Trust Indenture Act of 1939, as amended.
         (7) Copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervisory or examining authority.
         (8) Copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Trust Indenture Act of 1939, as amended. Not applicable.
         (9) Foreign trustee's consent to service of process on Form F-X. Not applicable.


- --------------------
         Exhibits followed by an asterisk are incorporated herein by reference pursuant to Rule 7a-29.

         Exhibit 16(1) - Exhibit 16(1) to Form T-1 filed in registration statement of November 1, 1993 of Bell Telephone Company of Pennsylvania, No. 33-50869.

         Exhibit 16(2) - Exhibit 16(2) to Form T-1 filed in registration statement of February 9, 1956 of Bell Telephone Company of Pennsylvania, No. 22-12266.

         Exhibit 16(3) - Exhibit 16(3) to Form T-1 filed in registration statement of February 9, 1956 of Bell Telephone Company of Pennsylvania, No. 22-12266.

         Exhibit 16(4) - Exhibit 16(4) to Form T-1 filed in registration statement of November 1, 1993 of Bell Telephone Company of Pennsylvania, No. 33-50869.


                                     3 of 4

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, CoreStates Bank, N.A., a national banking association duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Philadelphia and Commonwealth of Pennsylvania, on the 6th day of October, 1994.

                                        CORESTATES BANK, N.A.



                                        By:  /s/ Con Hromych
                                             ---------------------------
                                        Name:    Con Hromych
                                        Title:  Assistant Vice President

[Seal]

Attest:

By:  /s/ Cathy Wiedecke
     --------------------------
Name:    Cathy Wiedecke
Title:  Corporate Trust Officer


                                     4 of 4

                                EXHIBIT 16(6)

                CONSENT OF TRUSTEE REQUIRED BY SECTION 321(b)

                OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED


         CoreStates Bank, N.A. hereby consents, subject to the terms and conditions of Section 321(b) of the Trust Indenture Act of 1939, as amended, that reports of examinations of its affairs by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request of such Commission therefor.

                                        CORESTATES BANK, N.A.



                                        By:  /s/ Con Hromych
                                             ---------------------------
                                        Name:    Con Hromych
                                        Title:  Assistant Vice President

                                                                   Exhibit 16(7)

Legal Title of Bank:              CoreStates Bank, National Association             Call Date:  6/30/94  ST-BK:  42-0204  FFIEC 031
Address:                          P.O. Box 7618                                                                           Page RC-1
City, State  Zip:                 Philadelphia, PA 19101-7618
FDIC Certificate No.:             00719

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet

                                                                                                                       -------
                                                                                                                          C400
                                                                                                         ---------------------
                                                                         Dollar Amounts in Thousands     RCFD     Bil Mil Thou
- ------------------------------------------------------------------------------------------------------------------------------
ASSETS
  1.  Cash and balances due from depository institutions
      (from Schedule RC-A):
      a.  Noninterest-bearing balances and currency and
          coin (1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        0081       1,783,580   1.a.
      b.  Interest-bearing balances (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        0071       1,628,825   1.b.
  2.  Securities:
      a.  Held-to-maturity securities (from Schedule RC-B,
          column A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1754       1,188,227   2.a.
      b.  Available-for-sale securities (from Schedule RC-B,
          column D) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1773         107,022   2.b.
  3.  Federal funds sold and securities purchased under
      agreements to resell in domestic offices of the
      bank and of its Edge and Agreement subsidiaries,
      and in IBFs:
      a.  Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        0276         159,760   3.a.
      b.  Securities purchased under agreements to resell . . . . . . . . . . . . . . . . . . . .        0277           3,493   3.b.
  4.  Loans and lease financing receivables:
      a.  Loans and leases, net of unearned income (from
          Schedule RC-C)  . . . . . . . . . . . . . . . . . . . . . .     RCFD 2122      11,555,986                             4.a.
      b.  LESS:  Allowance for loan and lease losses  . . . . . . . .     RCFD 3123         248,934                             4.b.
      c.  LESS:  Allocated transfer risk reserve  . . . . . . . . . .     RCFD 3128               0                             4.c.
      d.  Loans and leases, net of unearned income,
          allowance, and reserve (item 4.a minus 4.b
          and 4.c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2125      11,307,052   4.d.
  5.  Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3545           5,145   5.
  6.  Premises and fixed assets (including capitalized
      leases) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2145         291,990   6.
  7.  Other real estate owned (from Schedule RC-M)  . . . . . . . . . . . . . . . . . . . . . . .        2150          33,171   7.
  8.  Investments in unconsolidated subsidiaries and
      associated companies (from Schedule RC-M) . . . . . . . . . . . . . . . . . . . . . . . . .        2130             97    8.
  9.  Customers' liability to this bank on
      acceptances outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2155         403,296   9.
 10.  Intangible assets (from Schedule RC-M)  . . . . . . . . . . . . . . . . . . . . . . . . . .        2143          20,242   10.
 11.  Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2160         458,472   11.
 12.  Total assets (sum of items 1 through 11). . . . . . . . . . . . . . . . . . . . . . . . . .        2170      17,390,372   12.
                                                                                                         --------------------

- --------------------
(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:              CoreStates Bank, National Association             Call Date:  6/30/94  ST-BK:  42-0204  FFIEC 031
Address:                          P.O. Box 7618                                                                           Page RC-2
City, State  Zip:                 Philadelphia, PA 19101-7618
FDIC Certificate No.:             00719

Schedule RC -- Continued

                                                                                                     ---------------------
                                                                         Dollar Amounts in Thousands          Bil Mil Thou
- --------------------------------------------------------------------------------------------------------------------------
LIABILITIES
 13.  Deposits:
     a.  In domestic offices (sum of totals of columns
         A and C from Schedule RC-E, part I) . . . . . . . . . . . . . . . . . . . . . . . . . .     RCON 2200  11,155,976  13.a.
         (1)  Noninterest-bearing(1) . . . . . . . . . . . . . . . .      RCON 6631       4,532,180                         13.a.(1)
         (2)  Interest-bearing . . . . . . . . . . . . . . . . . . .      RCON 6636       6,623,796                         13.a.(2)
     b.  In foreign offices, Edge and Agreement
         subsidiaries, and IBFs (from Schedule RC-E,
         part II) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    RCFN 2200   1,601,182  13.b.
         (1)  Noninterest-bearing . . . . . . . . . . . . . . . . . .     RCFN 6631         356,192                         13.b.(1)
         (2)  Interest-bearing  . . . . . . . . . . . . . . . . . . .     RCFN 6636       1,244,990                         13.b.(2)
 14.  Federal funds purchased and securities sold under
      agreements to repurchase in domestic offices of
      the bank and of its Edge and Agreement
      subsidiaries, and in IBFs:
      a.  Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    RCFD 0278   1,592,750  14.a.
      b.  Securities sold under agreements to repurchase  . . . . . . . . . . . . . . . . . . . .    RCFD 0279      92,113  14.b.
 15.  a.  Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . . . . .    RCON 2840     400,288  15.a.
      b.  Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    RCFD 3548         497  15.b.
 16.  Other borrowed money:
      a.  With original maturity of one year or less  . . . . . . . . . . . . . . . . . . . . . .    RCFD 2332     100,491  16.a.
      b.  With original maturity of more than one year  . . . . . . . . . . . . . . . . . . . . .    RCFD 2333           0  16.b.
 17.  Mortgage indebtedness and obligations under
      capitalized leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    RCFD 2910          16  17.
 18.  Bank's liability on acceptances executed and
      outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    RCFD 2920     404,140  18.
 19.  Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    RCFD 3200     194,552  19.
 20.  Other liabilities (from Schedule RC-G)  . . . . . . . . . . . . . . . . . . . . . . . . . .    RCFD 2930     512,154  20.
 21.  Total liabilities (sum of items 13 through 20) . . . . . . . . . . . . . . . . . . . . . . .   RCFD 2948  16,054,159  21.

 22.  Limited-life preferred stock and related surplus  . . . . . . . . . . . . . . . . . . . . .    RCFD 3282           0  22.

EQUITY CAPITAL
 23.  Perpetual preferred stock and related surplus . . . . . . . . . . . . . . . . . . . . . . .    RCFD 3838           0  23.
 24.  Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    RCFD 3230      37,308  24.
 25.  Surplus (exclude all surplus related to preferred
      stock)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    RCFD 3839     700,539  25.
 26.  a.  Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . . . . .    RCFD 3632     577,859  26.a.
      b.  Net unrealized holding gains (losses) on
          available-for-sale securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    RCFD 8434      21,974  26.b.
 27.  Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . . . . . . .    RCFD 3284      (1,467) 27.
 28.  Total equity capital (sum of items 23 through 27) . . . . . . . . . . . . . . . . . . . . .    RCFD 3210   1,336,213  28.
 29.  Total liabilities, limited-life preferred stock,
      and equity capital (sum of items 21, 22, and 28)  . . . . . . . . . . . . . . . . . . . . .    RCFD 3300  17,390,372  29.
                                                                                                     ---------------------
Memorandum
To be reported only with the March Report of Condition.
1.       Indicate in the box at the right the number of the statement below that                                    Number
         best describes the most comprehensive level of auditing work performed for                          -------------
         the bank by independent external auditors as of any date during 1993 . . . . . . . . . . . . . . .  RCFD 6724 N/A  M.1.
                                                                                                             -------------

1  =     Independent audit of the bank conducted in accordance with generally accepted standards by a certified public accounting firm which submits a report on the bank
2  =     Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3  =     Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4  =     Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5  =     Review of the bank's financial statements by external auditors
6  =     Compilation of the bank's financial statements by external auditors
7  =     Other audit procedures (excluding tax preparation work)
8  =     No external audit work

- --------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.